UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   January 20, 2009

ALYST ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-33563	20-5385199
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

233 East 69th Street, #6J New York, New York	10021
(Address of Principal Executive Offices)	(Zip Code)

    (646) 290-6104
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Alyst Acquisiton Corp. (“Alyst”) issued a press release on January 26, 2009, confirming the resignation of Paul Levy, a director, on January 20, 2009. Mr. Levy resigned for personal reasons.  There was no disagreement between Alyst and Mr. Levy that led to his resignation.

On January 23, 2009, Alyst’s board of directors (the “Board”) appointed Stephen J. DeGroat to Alyst’s Board as an independent director.  Mr. DeGroat is a managing director with Channel Capital, LLC an information services company and broker dealer in New York City. Channel Capital operates HedgeFund.Net, Private EquityCentral.Net and CapDial.Net.  Mr. DeGroat is the former chairman and chief executive officer of Jesup & Lamont and began his career on Wall Street in 1984. In 2002, Mr. DeGroat, along with Apex Venture Partners, acquired Jesup & Lamont.  As chairman of that firm, Mr. DeGroat built a team that focused primarily on developing the infrastructure and capabilities to complete PIPE and SPAC transactions, including Media & Entertainment Holdings and Alyst. In 2006, DeGroat sold Jesup & Lamont to Empire Financial Holding and resigned his position as chairman of Jesup & Lamont in early 2008.  Mr. DeGroat graduated from Fordham College with a B.A. in Economics. He has served as a director of public companies, including Patterson-UTI (PTEN).

A copy of the registrant’s press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 8.01.  Other Events

(1)           Alyst confirms that Michael E. Weksel, Alyst’s Chief Financial Officer, Chief Operating Officer, Secretary and Director, was appointed by China Networks Media, Ltd. (“CN Media”) (Alyst’s announced merger partner) in January 2009 to serve as its chief financial officer.  Mr. Weksel will continue to serve Alyst in his current capacities and is expected post-merger to serve as chief financial officer of the surviving entity, China Networks International Holdings, Ltd. (“CN Holdings”), currently a wholly-owned British Virgin Islands subsidiary of Alyst.

(2)           Attached as Exhibit 99.2 and incorporated herein by reference is an investor presentation, dated January 2009, that Alyst, CN Holdings, CN Media, and/or Chardan Capital Markets, as financial advisor (“Chardan”), expect to utilize in meetings with investors regarding Alyst’s proposed business combination with CN Media, previously reported in August 2008. The January 2009 investor presentation reflects a further restatement by CN Media of the audited special purpose carve-out financial statements for each of Kunming Taishi Information Cartoon Co., Ltd. and Shanxi Yellow River and Advertising Networks Cartoon Technology Co., Ltd for the years ended December 31, 2007, 2006 and 2005, and updates certain other information contained in the November 2008 investor presentation previously filed on November 18, 2008 with the SEC as Exhibit 99.1 to Alyst’s Form 8-K.  As a result of the restatements, the combined carve-out net income for the year ended December 31, 2007 is approximately $12.4 million ($13.3 million previously reported), with CN Media’s consolidation of each joint venture yielding net income (representing 50% on consolidation) of approximately $6.2 million ($6.7 million previously reported).

Alyst, CN Holdings and CN Media and their respective directors and executive officers, and Chardan and its partners and directors, may be deemed to be participants in the solicitation of proxies for the special meeting of Alyst stockholders to be held to approve, among other things, the proposed business combination with CN Media. In connection with the pending transaction, CN Holdings will file with the SEC a Registration Statement on Form S-4. The stockholders of Alyst are urged to read the Registration Statement and the preliminary proxy statement/prospectus, and the definitive proxy statement/prospectus when they are available, as well as all other relevant documents filed or to be filed with the SEC, because they will contain important information about CN Holdings, CN Media, Alyst and the proposed transaction. The final proxy statement/prospectus will be mailed to stockholders of Alyst after the Registration Statement is declared effective by the SEC.

Stockholders will be able to obtain a copy of the definitive proxy statement/prospectus and any other relevant filed documents at no charge from the U.S. Securities and Exchange Commission’s website (www.sec.gov). These documents will also be available from Alyst at no charge, once filed with the SEC, by directing a request to 233 East 69th Street, #6J, New York, New York 10021.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
99.1	Press Release, dated January 26, 2009
99.2	Investor Presentation, dated January 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALYST ACQUISITION CORP.

	By:	/s/ Michael E. Weksel
Date: January 26, 2009	Name:	Michael E. Weksel
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release, dated January 26, 2009
99.2	Investor Presentation, dated January 2009